UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN FINANCE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 28, 2016

April 29, 2016

To the Stockholders of American Finance Trust, Inc.:

I am pleased to invite our stockholders to the 2016 Annual Meeting of Stockholders (“Annual Meeting”) of American Finance Trust, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on June 28, 2016 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 11:00 a.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (i) the election of four members to the Board of Directors, (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and (iii) such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 27, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com/AFIN. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Internet Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the notice. If you attended the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Nicholas Radesca

Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary

AMERICAN FINANCE TRUST, INC.

i

American Finance Trust, Inc.
405 Park Avenue, 14th Floor
New York, New York, 10022

PROXY STATEMENT

The proxy card, together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 10-K”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Finance Trust, Inc., a Maryland corporation (the “Company”), for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our,” “our company” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2015 10-K have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders commenced on or about April 29, 2016.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on June 28, 2016

This Proxy Statement, the Notice of Annual Meeting and our 2015 10-K are available at:
www.proxyvote.com/AFIN.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on June 28, 2016, commencing at 11:00 a.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect four directors for a term of one year, until our 2017 annual meeting of stockholders and until their successors are duly elected and qualify;
2.	ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2015 10-K available to our stockholders electronically via the Internet. On or about April 29, 2016, we began mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2015 10-K online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and our 2015 10-K. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, is the close of business on April 27, 2016. As of the record date, 65,133,079 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting, including directions to the Annual Meeting, can be obtained by calling our proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 928-4496. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxyvote.com/AFIN at any time prior to 11:59 p.m. Eastern Time on June 27, 2016, and follow the instructions provided on the proxy card; or
•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on June 27, 2016, and follow the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR”: (i) the election of the four director nominees named in this Proxy Statement for a term of one year, until our 2017 annual meeting of stockholders and until their successors are duly elected and qualify; and (ii) the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by: (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director. The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, abstentions and broker non-votes will count toward the presence of a quorum but will have no effect on the proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Company’s charter (“Charter”).

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $16,000 for proxy solicitation services provided for us, plus the reimbursement of certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Votes that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name, address and zip code, and to confirm that the stockholder has received the proxy materials. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2015 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered.

If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at (855) 928-4496.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2015 10-K or any documents relating to any of our future stockholder meetings, please contact:

American Finance Trust, Inc.
405 Park Avenue — 14th Floor
New York, New York 10022
Attention: Investor Relations
Telephone: (866) 902-0063
E-mail: investorrelations@ar-global.com
website: www.americanfinancetrust.com

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting and included in the proxy materials for next year’s annual meeting, we must receive written notice of the proposal at our executive offices no later than December 29, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: American Finance Trust, Inc. 405 Park Avenue, 14th Floor, New York, New York, 10022, Attention: Nicholas Radesca, Chief Financial Officer, Treasurer and Secretary. For additional information, see “Stockholder Proposals for the 2017 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE FOUR DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES; AND (II) RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including supervising our advisor, American Finance Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The Bylaws provide that the number of directors shall not be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”) nor more than ten. The Charter provides that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board, provided that the number of Directors shall not be less than the minimum number required by the MGCL. The number of directors on the Board is currently fixed at four.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2017 annual meeting of stockholders and until his or her successor is duly elected and qualifies: Edward M. Weil, Jr., David Gong, Stanley R. Perla and Lisa D. Kabnick. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the four nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the Annual Meeting, provided that a quorum is present.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Edward M. Weil, Jr.	49	Chief Executive Officer, President and Chairman of the Board of Directors
David Gong	66	Lead Independent Director, Audit Committee Chair and Compensation Committee Chair
Stanley R. Perla	72	Independent Director
Lisa D. Kabnick	60	Independent Director and Nominating and Corporate Governance Committee Chair

Business Experience of Nominees

Edward M. Weil, Jr.

Edward M Weil, Jr. has served as chairman of the Board of Directors and as chief executive officer and president of the Company, the Advisor and the Property Manager (defined below) since November 2015. Mr. Weil also previously served as an executive officer of the Company, the Advisor and the Property Manager from their formation in January 2013 until November 2014, and served as a director of the Company from January 2013 to September 2014. Mr. Weil has served as executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“Global II”) since November 2015, and previously served as an executive officer of Global II, the Global II advisor and the Global II property manager from their respective formations in April 2014 until October 2014. Mr. Weil has served as executive chairman of American Realty Capital New York City REIT, Inc. (“NYCR”) and American Realty Capital Healthcare

Trust III, Inc. since November 2015. Mr. Weil has served as a director of Business Development Corporation of America (“BDCA”) since December 2015. Mr. Weil has served as chief executive officer, president and chairman of the board of directors of American Realty Capital — Retail Centers of America, Inc. (“RCA”) and the RCA advisor since December 2015, and previously served as an executive officer of RCA and the RCA advisor from their formation in July 2010 and May 2010, respectively, until November 2014.

Mr. Weil served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of New York REIT, Inc. (“NYRT”), the NYRT property manager and the NYRT advisor from their formation in October 2009 until November 2014. Mr. Weil served as an executive officer of American Realty Capital Healthcare Trust, Inc. (“HT”), the HT advisor and the HT property manager from their formation in August 2010 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Weil served as a director of American Realty Capital Trust III, Inc. (“ARCT III”) beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with VEREIT, Inc., formerly known as American Realty Capital Properties, Inc. (“VEREIT”) in February 2013. Mr. Weil served as an executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”), the DNAV advisor and the DNAV property manager since their formation in September 2010 until November 2014, as a director of DNAV from September 2010 until August 2014, and again as an executive officer of DNAV from November 2015 until its dissolution and liquidation in April 2016. Mr. Weil served as a director of VEREIT from March 2012 until June 2014. Mr. Weil also served as an executive officer of VEREIT from its formation in December 2010 until February 2013. Mr. Weil served as an executive officer of Global Net Lease, Inc. (“GNL”), the GNL advisor and the GNL property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of GNL from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with VEREIT in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with VEREIT in January 2014. Mr. Weil served as the president, treasurer and secretary of Healthcare Trust, Inc. (“HTI”), the HTI advisor and the HTI property manager since their formation in October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of Realty Finance Trust, Inc. (“RFT”) and its advisor from November 2012 until January 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of the Phillips Edison Grocery Center REIT II, Inc. advisor from July 2013 until October 2014. Mr. Weil has served as a member of the board of directors of the sub-property manager of American Realty Capital Hospitality Trust, Inc. (“HOST”) from August 2013 until November 2014. Mr. Weil served as chief executive officer and president of the general partner of American Energy Capital Partners — Energy Recovery Program, LP from its formation in October 2013 until November 2014. Mr. Weil previously served as chairman of Realty Capital Securities, LLC (the “Former Dealer Manager”), the former dealer manager of the IPO, from September 2013 until November 2015, and was the interim chief executive officer of the Former Dealer Manager from May 2014 until September 2014 and the chief executive officer of the Former Dealer Manager from December 2010 until September 2013. Mr. Weil served as a director of RCS Capital Corporation (“RCAP”), the parent company of the Former Dealer Manager, from February 2013 until December 2015 and served as an executive officer of RCAP from February 2013 until November 2015, including chief executive officer from September 2014 until November 2015. RCAP filed for Chapter 11 bankruptcy in January 2016. Mr. Weil previously served as an executive officer of American Realty Capital — Retail Centers of America II, Inc. (“RCA II”) and the RCA II advisor from April 2014 until November 2014. Mr. Weil served on the board of trustees of United Development Funding Income Fund V (“UDF V”) until October 2014.

Mr. Weil was formerly the senior vice president of sales and leasing for American Financial Realty Trust (“AFRT”) from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of

Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

We believe that Mr. Weil’s experience as a director or executive officer of the companies described above and his significant experience in real estate make him well qualified to serve as a member of our Board of Directors.

David Gong

David Gong has served as the lead independent director of the Company since January 2013. He has also served as an independent director of AR Capital Acquisition Corp. (“AUMA”) since October 2014. He served as lead independent director of RCA from February 2011 until November 2015. Mr. Gong served as an independent director of ARCT III from January 2011 until the close of its merger with VEREIT in February 2013, as an independent director of HTI from March 2013 until February 2015 and as an independent director of VEREIT from July 2011 until October 2012. Mr. Gong served as independent director of American Realty Capital New York City REIT II, Inc. (“NYCR II”) from February 2015 until the dissolution and liquidation of NYCR II in January 2016. Mr. Gong has over 25 years of experience in global asset management. Mr. Gong has served as a director of Helios Capital LLC’s Helios Strategic Fund since its inception in January 2005. From August 2004 to February 2005, Mr. Gong served as a consultant to AFRT. During such time, he sourced and structured, from a tax and legal perspective, potential bank branch acquisitions in Asia. From August 2002 to July 2004, Mr. Gong served as the managing director of Ankar Capital Management, a New York based investment advisory firm. While at Ankar, Mr. Gong managed the firm’s private equity group in the Singapore office. From February 1990 to January 2001, Mr. Gong served as a senior partner and international portfolio manager at Ardsley Partners, also a New York based investment advisory firm, where he managed several emerging market hedge funds, including the Ardsley Pacific Fund. From September 1981 to January 1990, Mr. Gong served as an equity portfolio manager at T. Rowe Price where he also assisted in the establishment of the firm’s Hong Kong office. He previously served as a director of Alliance Capital Management, LLC’s Turkish Growth Fund from October 1993 to December 2000 and India Liberalization Fund from December 1993 to December 2003. Mr. Gong received a B.A. from the University of California, Berkeley, a J.D. from the University of California, Davis where he earned Order of the Coif honors and an M.B.A. from Stanford University’s Graduate School of Business.

We believe that Mr. Gong’s current and prior experience as an independent director of the companies described above, his extensive experience in global asset management, his experience in sourcing and structuring potential bank branch acquisitions in Asia for AFRT, and his educational background, make him well qualified to serve as a member of our Board of Directors.

Stanley R. Perla

Stanley R. Perla has served as an independent director of the Company since April 2013. Mr. Perla has also served as an independent director of HOST since January 2014 and, in December 2014, he was appointed as lead independent director. Mr. Perla has also served as a trustee of American Real Estate Income Fund since May 2012. Mr. Perla previously served as an independent director of Global II from August 2014 until January 2016. Mr. Perla served as an independent director of DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced

Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College.

We believe that Mr. Perla’s extensive experience as partner at Ernst & Young LLP, as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as a director of the companies described above and his over 40 years of experience in real estate, make him well qualified to serve as a member of our Board of Directors.

Lisa D. Kabnick

Lisa D. Kabnick has served as an independent director of the Company since August 2015. Ms. Kabnick has served as a Senior Advisor at Reed Smith LLP (“Reed Smith”) since January 2015 and previously served as a partner at Reed Smith from January 2003 until December 2014. Previously, Ms. Kabnick served as Chair of the Global Financial Transactions group of Reed Smith from January 2013 until December 2014. Ms. Kabnick was also the Leader of Reed Smith’s Finance Group from December 2008 through June 2015 as well as the Vice-Chair of Reed Smith’s Global Financial Industry Group from December 2008 through December 2012. Prior to joining Reed Smith, Ms. Kabnick was a practicing attorney with Pepper Hamilton, LLP, where she was a partner since 1988 and Chair of the Financial Services Practice Group since 1997. Since April 2015, Ms. Kabnick has been a member of the Board of Directors of Philadelphia Media Network, PBC, the publisher of the Philadelphia Inquirer and Daily News and operator of philly.com, where she chairs the Audit/Finance Committee. From August 2013 until October 2015, Ms. Kabnick served as a member of the board of directors of Vertisense, Inc. (formerly known as Alcohoot, Inc.), a start-up breathalyzer company. From 2006 through 2013, Ms. Kabnick was a member of the board of directors of the Kimmel Center, the performing arts center in Philadelphia, Pennsylvania. Since 2001, Ms. Kabnick has been a member of the board of directors of the Ongava Game Reserve, a 125 square mile game reserve in Namibia. From 2009 through 2011, Ms. Kabnick was a trustee and co-chair of the Corporate Partners Board of the Philadelphia Museum of Art. Ms. Kabnick has also served on a number of community and non-profit boards, including as a Northeast Trustee for the Boys and Girls Clubs of America, United Way of Greater Philadelphia and Southern New Jersey Council, Pennsylvania Ballet, and on the Trustee’s Council of Penn Women for the University of Pennsylvania. Ms. Kabnick has been the recipient of numerous awards and honors relating to her professional career, including being recognized in Chambers USA, Best Lawyers in America, and Pennsylvania Super Lawyers, and has been honored by Real Philly magazine in 2005 as Trailblazer Honoree and Woman of Distinction.

We believe Ms. Kabnick’s 35 years of experience as an advisor to corporate boards, international commercial lawyer, private investor, and member of profit- and non-profit boards of directors makes her well qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EDWARD M. WEIL, JR., DAVID GONG, STANLEY R. PERLA AND LISA D. KABNICK AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE FOR A TERM OF ONE YEAR, UNTIL OUR 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. Our current executive officers are employees of affiliates of the Advisor. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is controlled by AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global” or our “Sponsor”). Nicholas S. Schorsch, our former chairman of our Board of Directors and former chief executive officer, and William M. Kahane, our former chairman of our Board of Directors and former chief executive officer and president, have shared control of AR Global. Mr. Edward M. Weil, Jr., our current chief executive officer, president and chair of the Board, is the chief executive officer of AR Global.

The Board of Directors held a total of 28 meetings, including actions taken by written consent, during the year ended December 31, 2015. All directors and nominees attended 96% of the total number of meetings while they were members of the Board of Directors. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee, a compensation committee and a nominating and corporate governance committee. In April 2016, the Board of Directors approved the restructuring of the existing nominating and corporate governance committee to replace the conflicts committee (the “former conflicts committee”).

Leadership Structure of the Board of Directors

Edward M. Weil, Jr. serves as our chairman of the Board, our chief executive officer and president. As chief executive officer and president of the Company and our Advisor, Mr. Weil is responsible for our daily operations and implementing our business strategy. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address our circumstances for the benefit of our stockholders when appropriate.

David Gong serves as the lead independent director of the Company. The Board of Directors has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence, and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on Board of Directors’ meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise, and otherwise assumes such responsibilities as may be assigned to him by the Board. Consistent with current practices, the Company compensates Mr. Gong for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board of Directors is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt. The nominating and corporate governance committee oversees the Company’s executive officers and the Advisor, manages risks associated with the independence of the members of the Board of Directors, and is responsible for reviewing and approving all transactions with affiliated parties such as the Advisor, the Sponsor and any parties affiliated with these entities, and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established our audit committee in March 2013. Our audit committee held nine meetings, including actions by written consent, during the year ended December 31, 2015. Our directors and nominees who are members of the audit committee attended 96% of all meetings while they were members of the audit committee. The charter of the audit committee is available to any stockholder who requests it c/o American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is available on the Company’s website, www.americanfinancetrust.com. Our audit committee consists of Mr. Gong, Mr. Perla and Ms. Kabnick, each of whom is “independent” within the meaning of the applicable requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Mr. Gong is the chair of our audit committee. The Board has determined that Mr. Gong is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2015 is discussed below under the heading “Audit Committee Report.”

Compensation Committee

The Board of Directors established a compensation committee in April 2015. Our compensation committee held three meetings, including actions by written consent, during the year ended December 31, 2015. Our directors and nominees who are members of the compensation committee attended 100% of all meetings while they were members of the compensation committee. The compensation committee charter is available to any stockholder who requests it c/o American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The compensation committee charter is also available on the Company’s website, www.americanfinancetrust.com. The compensation committee is comprised of Messrs. David Gong, Stanley R. Perla and Ms. Lisa D. Kabnick, each of whom is an independent director. Mr. Gong is the chair of our compensation committee. In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee did not meet in 2014 as it had not yet been constituted. The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs, if any, as they affect the Company’s executive officers;
•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration for our senior officers;
•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent shares and other equity-based awards;
•	assist the Board of Directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

Oversight of Nominations and Corporate Governance

The Board approved the formation of a nominating and corporate governance committee in April 2015. In April 2016, the Board of Directors approved the restructuring of the nominating and corporate governance committee to replace the former conflicts committee and to continue to perform the functions of a nominating and corporate governance committee. Our nominating and corporate governance committee held one meeting, including actions by written consent, during the year ended December 31, 2015. Our directors and nominees who are members of the nominating and corporate governance committee attended 100% of all meetings while they were members of the nominating and corporate governance committee. The nominating and corporate governance committee charter is available to any stockholder who requests it c/o American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The nominating and corporate governance committee charter is also available on the Company’s website, www.americanfinancetrust.com. The nominating and corporate governance committee is comprised of Mr. Gong, Mr. Perla and Ms. Kabnick, each of whom is an independent director. Ms. Kabnick is the chair of the nominating and corporate governance committee.

The nominating and corporate governance committee is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board of Directors and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code. In addition, the nominating and corporate governance committee will be responsible for the duties previously handled by the former conflicts committee, including reviewing and approving all material transactions with related parties, including the Sponsor, the Advisor and their subsidiaries, and reviewing and approving all agreements and amendments to agreements between the Company and its affiliates, including the Sponsor or Advisor and their subsidiaries.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the bylaws. See “Stockholder Proposals for the 2017 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Board of Directors established the former conflicts committee in August 2015. The former conflicts committee held one meeting, including action by written consent, during the year ended December 31, 2015. Our directors and nominees who are members of the former conflicts committee attended 100% of all meetings while they were members of the former conflicts committee. The former conflicts committee was comprised of Mr. Gong, Mr. Perla and Ms. Kabnick, each of whom is an independent director. In April 2016, the Board approved the restructuring of the existing nominating and corporate governance committee to replace the former conflicts committee. The nominating and corporate governance committee is responsible for, among other things, the duties previously handled by the former conflicts committee, including (a) to review and evaluate the terms and conditions, and to determine the advisability of any transactions (“Related Party Transactions”) and conflict of interest (“Conflict”) situations between us, on the one hand, and any of the Sponsor, the Advisor, a director, an officer or any affiliate thereof, on the other hand; (b) to negotiate the terms and conditions of any Related Party Transaction, and, if the nominating and corporate governance committee deems appropriate, but subject to the limitations of applicable law, to approve the execution and delivery of documents in connection with any Related Party Transaction on our behalf; (c) to determine whether the relevant Related Party Transaction is fair to, and in our best interest and the best interest of our stockholders, and (d) to recommend to the Board of Directors what action, if any should be taken by the Board of Directors with respect to any Related Party Transaction pursuant to the Charter.

Prior to establishing the former conflicts committee, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. Either the independent directors or the former conflicts committee has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2015 were fair and were approved in accordance with the applicable Company policies.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth above and in the listing standards of the

New York Stock Exchange (the “NYSE) even though our shares are not listed on the NYSE. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Mr. Gong, Mr. Perla and Ms. Kabnick have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NYSE’s director standards as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the elements of independence set forth above and in listing standards of the NYSE. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York, 10022, Attention: Nicholas Radesca, Chief Financial Officer, Treasurer and Secretary. Mr. Radesca will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our current executive officers, Edward M. Weil, Jr. and Nicholas Radesca, are employees of affiliates of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. We neither compensate our executive officers, nor do we reimburse either our Advisor or American Finance Properties, LLC (the “Property Manager”) for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Advisor, our Property Manager or any of their respective affiliates. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this Proxy Statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” for a discussion of fees and expense reimbursements payable to the Advisor and its affiliates and the Property Manager.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position(s)
Edward M. Weil, Jr.	49	Chief Executive Officer, President and Chairman of the Board of Directors
Nicholas Radesca	50	Chief Financial Officer, Treasurer and Secretary
David Gong	66	Lead Independent Director and Audit Committee Chair
Stanley R. Perla	72	Independent Director
Lisa D. Kabnick	60	Independent Director and Nominating and Corporate Governance Committee Chair

Edward M. Weil, Jr.

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Weil.

Nicholas Radesca

Nicholas Radesca has served as chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since November 2015. He also previously served as an executive officer of the Company, the Advisor and the Property Manager from December 2014 to May 2015. Mr. Radesca has served as chief financial officer, treasurer and secretary of RFT and the RFT advisor since November 2015, and previously served as an executive office of the Company and the Advisor from January 2013 until November 2014. Mr. Radesca has served as interim chief financial officer, treasurer and secretary of NYRT, the NYRT advisor and the NYRT property manager since June 2015 and previously served in such capacities from February 2014 until March 2014. Mr. Radesca has served as the interim chief financial officer and treasurer of NYCR, the NYCR advisor and the NYCR property manager since June 2015. Mr. Radesca has served as chief financial officer, treasurer and secretary of DNAV, the DNAV advisor and the DNAV property manager from January 2014, November 2014 and December 2014, respectively, in each case until the dissolution and liquidation of those entities in April 2016. Mr. Radesca has served as the chief financial officer, treasurer and secretary of AUMA since August 2014. Mr. Radesca previously served as an executive officer of BDCA from February 2013 until December 2015. Mr. Radesca served as the interim chief financial officer and treasurer of NYCR II, the NYCR II advisor and the NYCR II property manager from June 2015 until the dissolution and liquidation of those entities in January 2016. Mr. Radesca also previously served as interim chief financial officer, treasurer and secretary of HOST, the HOST advisor and the HOST property manager from May 2014 until December 2014. Mr. Radesca served as interim chief financial officer of RCA and the RCA advisor from May 2014 until December 2014. Mr. Radesca also served as interim chief financial officer of RCA II and the RCA II advisor from June 2015 until the liquidation and dissolution of those entities in January 2016. Mr. Radesca served as an executive officer of the advisor to UDF V from September 2013 to April 2016.

Prior to joining the predecessor to AR Global in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

David Gong

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Gong.

Stanley R. Perla

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Perla.

Lisa D. Kabnick

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Ms. Kabnick.

Compensation of Directors

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

If a director also is our employee (if we ever have employees) or an employee of our Advisor or any of its affiliates or is otherwise not independent, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	A yearly retainer of $30,000 for each independent director and an additional yearly retainer of $55,000 for the lead independent director; $2,000 for each meeting of the Board or any committee personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there is a Board meeting and one or more committee meetings in one day, the director’s fees may not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We may issue shares of Common Stock in lieu of cash to pay fees earned by our directors, at each director's election. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed.	On April 29, 2015, the Board of Directors adopted an Amended and Restated Restricted Share Plan (the “A&R RSP”). Awards pursuant to the A&R RSP will be in the amounts, and on the terms, specified in the applicable award agreement.
We also pay a fee to each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

The following table sets forth information regarding compensation of our independent directors during the year ended December 31, 2015:

Name	Fees Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total Compensation ($)
Herbert T. Vederman	28,750	(3)	60,000	(7)	—	—	—	920	89,670
David Gong	134,000	(4)	30,000	(8)	—	—	—	449	164,449
Stanley R. Perla	79,500	(5)	30,000	(9)	—	—	—	449	109,949
Lisa D. Kabnick	14,333	(6)	30,000	(10)	—	—	—	331	44,664

(1)	Value of restricted stock awards granted during the year ended December 31, 2015 calculated based on the then-current Estimated Per-Share NAV approved by the Board of Directors. Awards vest over a five-year period.
(2)	The amount reported as “All Other Compensation” represents the value of distributions received on restricted shares granted during the year ended December 31, 2015.
(3)	Mr. Vederman was appointed to the Board of Directors on March 11, 2015 and resigned as member of the Board on July 30, 2015 without any disagreement with the Company. The payment of $28,750 represents fees Mr. Vederman earned for services rendered as a director during the year ended December 31, 2015.
(4)	Mr. Gong earned fees in the amount of $146,750 for services as a director, including fees earned for being the lead independent director, during the year ended December 31, 2015. The payment of $134,000 represents $113,417 and $20,583 for services rendered during the years ended December 31, 2015 and 2014, respectively.
(5)	Mr. Perla earned fees in the amount of $77,250 for services as a director during the year ended December 31, 2015. The payment of $79,500 represents $63,500 and $16,000 for services rendered during the years ended December 31, 2015 and 2014, respectively.
(6)	Ms. Kabnick was appointed to the Board of Directors on August 3, 2015. Ms. Kabnick earned fees in the amount of $42,250 for services as a director during the year ended December 31, 2015. The payment of $14,333 is for services rendered during the year ended December 31, 2015.
(7)	Represents 1,277 restricted shares granted on March 11, 2015, the date Mr. Vederman was appointed to our Board, plus 1,241 additional shares granted on July 13, 2015. Mr. Vederman resigned from our Board on July 30, 2015 without any disagreement with the Company, in connection with which he forfeited 2,518 unvested restricted shares.
(8)	Represents 1,241 restricted shares granted on July 13, 2015.
(9)	Represents 1,241 restricted shares granted on July 13, 2015.
(10)	Represents 1,241 restricted shares granted on August 3, 2015, the date Ms. Kabnick was appointed to our Board.

Share-Based Compensation

Restricted Share Plan

The Board of Directors, without prior approval of our stockholders, adopted an employee and director incentive restricted share plan (the “Original RSP”), which provided for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of initial election to the Board of Directors and on the date of each annual stockholders' meeting. Restricted stock issued to independent directors pursuant to the Original RSP vests over a five-year period following the date of grant in increments of 20.0% per annum. The Original RSP provided us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of our Advisor or of entities that provide services to us, certain consultants to us and our Advisor and its affiliates or to entities that provide services to us. The total number of shares of common stock granted under the Original RSP could not exceed 5.0% of our outstanding shares of common stock on a fully diluted basis at any time and in any event could not exceed 3.4 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive common shares from us under terms that provide for vesting over a specified period of time. For restricted share awards granted prior to 2015, such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with us. Restricted share awards granted during or after 2015 provide for accelerated vesting of the portion of the unvested shares scheduled to vest in the year of the recipient's voluntary termination or the failure to be re-elected to the board. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in common shares shall be subject to the same restrictions as the underlying restricted shares.

On April 29, 2015, the board of directors adopted the A&R RSP that replaces in its entirety the Original RSP. The A&R RSP amends the terms of the Original RSP as follows:

•	it increases the number of shares of our Capital Stock available for awards thereunder from 5.0% of our outstanding shares of Capital Stock on a fully diluted basis at any time, not to exceed 3.4 million shares of Capital Stock, to 10.0% of our outstanding shares of Capital Stock on a fully diluted basis at any time;
•	it removes the fixed amount of shares that were automatically granted to our independent directors; and
•	it adds restricted stock units (including dividend equivalent rights thereon) as a permitted form of award.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 28, 2016, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	William M. Kahane, a former chief executive officer and chairman of the Company, Donald MacKinnon, a former chief executive officer of the Company, and Donald Ramon, a former chief financial officer of the Company, each as a named executive officer;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
William M. Kahane(2)	8,888			*
Donald MacKinnon(3)	—		—
Edward M Weil, Jr.	—		—
Donald Ramon(4)	—		—
Nicholas Radesca	—		—
David Gong	3,908	(5)		*
Stanley R. Perla	4,575	(6)		*
Lisa Kabnick	1,241	(7)		*
All Directors and Executive Officers as a group (5 persons)	9,724			*

*	Less than 1%
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue — 14th Floor, New York, New York 10022.
(2)	Mr. Kahane served as the Company’s chief executive officer and president until May 2015, and chairman of the Board of Directors until November 2015. The shares beneficially owned by Mr. Kahane represent shares wholly owned and controlled, directly or indirectly, by our Sponsor. Mr. Kahane has shared control of our Sponsor and thereby has shared voting and investment power over shares wholly owned and controlled by our Sponsor.
(3)	Mr. MacKinnon served as the Company’s chief executive officer from May 2015 until November 2015.
(4)	Mr. Ramon served as the Company’s chief financial officer from May 2015 until November 2015.
(5)	Includes 2,841 unvested restricted shares.
(6)	Includes 2,841 unvested restricted shares.
(7)	Includes 1,241 unvested restricted shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Weil, our chief executive officer, president and executive chairman of our Board also is the chief executive officer and president of our Advisor and our Property Manager. Nicholas Radesca, our chief financial officer, treasurer and secretary, is also the chief financial officer, treasurer and secretary of our Advisor and our Property Manager.

Our Advisor and our Property Manager are owned and controlled directly or indirectly by our Sponsor. Nicholas S. Schorsch, our former chairman of our Board of Directors and former chief executive officer, and William M. Kahane, our former chairman of our Board of Directors and former chief executive officer and president, have shared control of AR Global. Mr. Edward M. Weil, Jr., our current executive chairman, is also the chief executive officer of our Sponsor.

The Former Dealer Manager, RCS Advisory Services, LLC (“RCS Advisory”), American National Stock Transfer, LLC (“ANST”) and SK Research, LLC (“SK Research”) are subsidiaries of RCAP. Until transactions entered into in connection with filing for Chapter 11 bankruptcy in January 2016, Mr. Schorsch and Mr. Kahane also had shared control of RCAP. Mr. Weil served as chief executive officer of RCAP until November 2015 and a director of RCAP until December 2015. Prior to or in connection with this bankruptcy, all arrangements between either us or our Sponsor and its affiliates, on the one hand, and subsidiaries of RCAP, on the other hand, were terminated.

Advisor

On April 29, 2015, the independent directors of the Board of Directors unanimously approved certain amendments to the Amended and Restated Advisory Agreement, as amended (the “Original A&R Advisory Agreement”), by and among the Company, American Finance Operating Partnership, L.P. (the “OP”), and our Advisor (the “Second A&R Advisory Agreement,” and together with the Original A&R Advisory Agreement, the “Advisory Agreements”)). The Second A&R Advisory Agreement, which superseded the Original A&R Advisory Agreement, took effect on July 20, 2015, the date on which the Company filed certain changes to the Charter, which were approved by the Company's stockholders on June 23, 2015. The initial term of the Second A&R Advisory Agreement is 20 years beginning on April 29, 2015, and is automatically renewable for another 20-year term upon each 20-year anniversary unless terminated by the Board of Directors for cause.

Prior to January 16, 2016, our Advisor was paid an acquisition fee equal to 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for a loan or other investment. The Advisor also has been and may continue to be reimbursed for costs it incurs in providing investment-related services, or “insourced expenses.” These insourced expenses may not exceed, 0.5% of the contract purchase price of each acquired property and 0.5% of the amount advanced for a loan or other investment. Additionally, the Company has paid and may continue to pay third party acquisition expenses. The aggregate amount of acquisition fees and financing coordination fees (as described below) may not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. As of December 31, 2015, aggregate acquisition fees and financing fees did not exceed the 1.5% threshold. Further, the total of all acquisition fees, acquisition expenses and any financing coordination fees payable may not exceed 4.5% of the Company's total portfolio contract purchase price or 4.5% of the amount advanced for the Company's total portfolio of loans or other investments. As of December 31, 2015, the total of all cumulative acquisition fees, acquisition expenses and financing coordination fees did not exceed the 4.5% threshold.

Additionally, prior to January 16, 2016, if our Advisor provided services in connection with the origination or refinancing of any debt that the Company obtained and used to acquire properties or to make other permitted investments, or that was assumed, directly or indirectly, in connection with the acquisition of properties, we paid our Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations.

The Second A&R Advisory Agreement terminated the acquisition fee and financing coordination fee (both as defined in the Second A&R Advisory Agreement) effective January 16, 2016.

Prior to April 15, 2015, in connection with asset management services provided by our Advisor, the Company issued to our Advisor an asset management subordinated participation by causing the OP to issue (subject to periodic approval by the board of directors) to our Advisor performance-based restricted, forfeitable partnership units of the OP designated as “Class B Units.” The Class B Units are intended to be profit interests and will vest, and no longer be subject to forfeiture, at such time as: (a) the value of the OP’s assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon (the “economic hurdle”); (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing; (ii) a transaction to which the Company or the OP, is a party, as a result of which OP Units or the Company's Common Stock are exchanged for, or converted into, the right, or the holders of such securities are otherwise entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) our Advisor pursuant to the advisory agreement is providing services to the Company immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of the Company's independent directors after the economic hurdle described above has been met. Unvested Class B Units will be forfeited immediately if: (x) the advisory agreement is terminated for any reason other than a termination without cause; or (y) the advisory agreement is terminated without cause by an affirmative vote of a majority of the Board of Directors before the economic hurdle described above has been met.

The Class B Units were issued to our Advisor quarterly in arrears pursuant to the terms of the limited partnership agreement of the OP. The number of Class B Units issued in any quarter was equal to the cost of the Company's assets multiplied by 0.1875%, divided by the value of one share of Common Stock as of the last day of such calendar quarter, which was initially equal to $22.50 (the initial offering price in the IPO minus selling commissions and dealer manager fees) and, as of November 14, 2014 (the “Initial NAV Pricing Date”), to estimated net asset value per share of our common stock approved by the Board of Directors (“Estimated Per-Share NAV”). During the year ended December 31, 2015, our Board of Directors approved the issuance of 348,624 Class B Units to the Advisor, and as of December 31, 2015, 1,052,420 Class B Units had been issued. On April 15, 2015, the Board of Directors approved an amendment (the “Amendment”) to the Original A&R Advisory Agreement, which, among other things, provided that, in respect of periods subsequent to March 31, 2015 until the effectiveness of the Second A&R Advisory Agreement, asset management fees totaling 0.75% of the cost of assets per annum would be paid monthly in cash rather than Class B Units. The changes made pursuant to the Amendment were incorporated into the Agreement of Limited Partnership of the OP (the “OP Agreement”) through a Third Amendment to the OP Agreement, which was approved by the Board of Directors and entered into on April 29, 2015.

Effective July 20, 2015, the Second A&R Advisory Agreement, as amended, requires the Company to pay our Advisor a base management fee. The fixed portion of the base management fee, which is equal to $1.5 million per month, is payable on the first business day of each month, while the variable portion of the base management fee, which is equal to 0.375% of the cumulative net proceeds of any equity raised subsequent to the potential Listing, is payable quarterly in arrears.

In addition, the Second A&R Advisory Agreement requires the Company to pay our Advisor a variable management fee equal to (x) 15.0% of the applicable quarter's Core Earnings (as defined below) per share in excess of $0.375 per share plus (y) 10.0% of the applicable quarter's Core Earnings per share in excess of $0.50 per share, in each case as adjusted for changes in the number of shares of common stock outstanding. Core Earnings are defined as, for the applicable period, GAAP net income or loss excluding non-cash equity compensation expense, the variable management fee, acquisition and transaction related fees and expenses, financing related fees and expenses, depreciation and amortization, realized gains and losses on the sale of assets, any unrealized gains, losses or other non-cash items recorded in net loss for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income, one-time events pursuant to changes in GAAP and certain non-cash charges, impairment losses on real estate related investments and other than temporary impairment of securities, amortization of deferred financing costs, amortization of tenant inducements, amortization of straight-line rent, amortization of market lease intangibles, provision for loss loans, and other non-recurring revenue and expenses. The Company did not incur a variable management fee during the year ended December 31, 2015.

During the year ended December 31, 2015, pursuant to the Advisory Agreements, we paid to our Advisor asset management fees (inclusive of base management fees) of $13.0 million.

We also reimburse our Advisor's costs of providing administrative services, but may not reimburse our Advisor for personnel costs in connection with services for which our Advisor receives acquisition fees, acquisition expenses or real estate commissions. We do not reimburse the Advisor for salaries, bonuses or benefits paid to our executive officers. For the year ended December 31, 2015, we reimbursed our Advisor $1.2 million for administrative services.

Former Arrangements

The predecessor to our Sponsor was a party to a services agreement with RCS Advisory pursuant to which RCS Advisory and its affiliates provided us and certain other companies sponsored by our Sponsor with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services, among others) on a time and expenses incurred basis or at a flat rate based on services performed. The predecessor to our Sponsor instructed RCS Advisory to stop providing such services in November 2015 and no services have since been provided by RCS Advisory.

We were party to a transfer agency agreement with ANST pursuant to which ANST provided us with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent. Our Sponsor received written notice from ANST on February 10, 2016 that it would wind down operations by the end of the month and would withdraw as the transfer agent effective February 29, 2016. On February 26, 2016, the Company entered into a definitive agreement with DST Systems, Inc., its previous provider of sub-transfer agency services, to provide the Company directly with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services).

Property Manager

Our Property Manager, an entity that is indirectly wholly-owned by our Sponsor, is responsible for the management and leasing of our properties pursuant to a property management agreement. No fees have ever been paid or reimbursed by the Company under the property management agreement.

Investment Allocation Agreement

We have entered into an investment opportunity allocation agreement (the “Global Allocation Agreement”) with GNL and Global II. Pursuant to the Global Allocation Agreement, each opportunity to acquire one or more domestic retail or distribution properties will be presented first to us, and each opportunity to acquire one or more domestic office or industrial properties will be presented first to GNL and Global II, and will be presented to us only after GNL and Global II have determined not to acquire the property.

We have entered into an investment allocation agreement (the “Allocation Agreement”) with RFT, which has investment objectives that overlap with ours with respect to commercial real estate-related debt investments. Pursuant to the Allocation Agreement, we have priority with respect to commercial real estate-related debt investments over $75 million, and RFT has priority with respect to commercial real estate-related debt investments under $75 million.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through April 28, 2016.

Affiliated Transaction Best Practices Policy

All of the members of the Board have voted to approve our affiliated transaction best practices policy, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the AR Global group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by any of the individuals who share control of the AR Global group of companies, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that we retain a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In August 2015, we established a nominating and corporate governance committee. Prior to establishing the nominating and corporate governance committee, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. Either the independent directors or the nominating and corporate governance committee has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2015 were fair and were approved in accordance with the applicable Company policies. See “Proposal No. 1 — Election Of Directors — Oversight of Conflicts of Interest.”

In addition to the foregoing, we entered into the Allocation Agreement with GNL and Global II. See “— Investment Allocation Agreement.”

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2015. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Finance Trust, Inc.:

We have reviewed and discussed with management American Finance Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2015.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Finance Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee
David Gong (Chair)
Stanley R. Perla
Lisa D. Kabnick

PROPOSAL NO. 2 —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2016. In connection with the Company’s registration statement on Form S-11 for its IPO, Grant Thornton LLP (“Grant Thornton”) served as the Company’s independent registered public accounting firm and audited the Company’s financial statements included in the registration statement as of October 15, 2013, as of December 31, 2013 and for the period from January 22, 2013 (date of inception) to December 31, 2013. On January 22, 2015, Grant Thornton resigned, and on February 23, 2015, we engaged KPMG as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2014. The resignation of Grant Thornton was not the result of any disagreements with Grant Thornton and there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. KPMG reports directly to our audit committee.

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

A representative of KPMG will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by KPMG for and during the years ended December 31, 2015 and December 31, 2014 were as follows:

Audit Fees

Audit fees incurred from KPMG for the years ended December 31, 2015 and December 31, 2014 were $862,021 and $1,550,000, respectively. The fees were for professional services rendered for the audits of the Company’s annual consolidated financial statements in connection with Annual Reports on Form 10-K, reviews of the Company’s quarterly consolidated financial statements in connection with Quarterly Reports on Form 10-Q and consents in connection with Company’s SEC registration statement filings.

Audit Related Fees

There were no audit related fees incurred from KPMG during the years ended December 31, 2015 and December 31, 2014.

Tax Fees

There were no tax fees incurred from KPMG during the years ended December 31, 2015 and December 31, 2014.

All Other Fees

There were no other fees incurred from KPMG during the years ended December 31, 2015 and December 31, 2014.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton and KPMG were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDER VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2015, all reports were filed on a timely basis.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of March 22, 2013 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.americanfinancetrust.com under the heading Corporate Governance. You may also obtain a copy of the Code of Ethics by writing to our secretary at: American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Nicholas Radesca. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2016 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2017 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than December 29, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2016 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on November 29, 2016 and ending at 5:00 p.m., Eastern Time, on December 29, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All nominations must also comply with the Company’s Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: American Finance Trust, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Nicholas Radesca (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Nicholas Radesca

Nicholas Radesca
Chief Financial Officer, Treasurer and Secretary

AMERICAN FINANCE TRUST, INC.
405 PARK AVE., 14TH FLOOR
NEW YORK, NY 10022

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E11042-P80436

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN FINANCE TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Election of Directors			
	Nominees:			
1a.	Edward M. Weil, Jr.	☐	☐	☐
1b.	David Gong	☐	☐	☐
1c.	Stanley R. Perla	☐	☐	☐
1d.	Lisa D. Kabnick	☐	☐	☐
2.	Ratification of the appointment of KPMG LLP as the Company's independent registered accounting firm for 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/AFIN.

E11043-P80436

American Finance Trust, Inc.
Annual Meeting of Stockholders
June 28, 2016 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of American Finance Trust, Inc. (the "Company"), hereby appoints Nicholas Radesca and James A. Tanaka,and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at The Core Club, located at 66 E. 55th Street, New York, New York on June 28, 2016, commencing at 11:00 a.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side